Exhibit 10.4

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) is entered into as of June 27, 2016, among Dynegy Inc., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Additional Lenders and Lenders party hereto providing the Revolving Commitment Increase described below (in such capacity, each, an “Incremental Revolving Lender” and, collectively, the “Incremental Revolving Lenders”), the Additional Lenders and Lenders party hereto providing the Incremental Term Loans described below (in such capacity, each, an “Incremental Term Lender” and, collectively, the “Incremental Term Lenders” and, together with the Incremental Revolving Lenders, the “Incremental Lenders”) and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

RECITALS

WHEREAS, the Borrower, the lenders from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of April 23, 2013 (as amended by that certain First Amendment to Credit Agreement, dated as of April 1, 2015, among the Borrower, the other Credit Parties party thereto, the Administrative Agent and the Lenders party thereto, and that certain Second Amendment to Credit Agreement, dated as of April 2, 2015, among the Borrower, the other Credit Parties party thereto, the Incremental Revolving Lenders thereto and the Administrative Agent, the “Credit Agreement”);

WHEREAS, the Borrower is hereby notifying the Administrative Agent that it is requesting Incremental Facilities in the form of (i) a Revolving Commitment Increase and (ii) Incremental Term Loans, pursuant to Section 2.15 of the Credit Agreement;

WHEREAS, pursuant to Section 2.15 of the Credit Agreement, the Borrower may establish Incremental Facilities by, among other things, entering into an Incremental Amendment pursuant to the terms and conditions of the Credit Agreement (it being agreed that this Third Amendment constitutes an Incremental Amendment which meets such requirements) with each Lender and/or Additional Lender agreeing to provide such Incremental Facilities and the Administrative Agent;

WHEREAS, the Borrower has requested that the Incremental Revolving Lenders extend credit to the Borrower in the form of a Revolving Commitment Increase to the Incremental Tranche B Revolving Loan Commitments in an aggregate principal amount of $75,000,000 (the “Incremental Tranche B Revolver Increase”);

WHEREAS, the Borrower has requested that the Incremental Term Lenders extend credit to the Borrower in the form of the Incremental Tranche C Term Loans Commitment (as described below) to extend Incremental Term Loans in an aggregate principal amount of $2,000,000,000 (the “Incremental Tranche C Term Loans”);

WHEREAS, each Incremental Revolving Lender has indicated its willingness to provide the Incremental Tranche B Revolver Increase on the terms and subject to the conditions contained herein; and

WHEREAS, each Incremental Term Lender has indicated its willingness to provide its Incremental Tranche C Term Loan Commitment and its Incremental Tranche C Term Loans on the terms and subject to the conditions contained herein; and

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Revolving Commitment Increase and Incremental Term Loans.

(a)         This Third Amendment constitutes an Incremental Amendment pursuant to which (i) the Revolving Commitment Increase shall be established and the Incremental Tranche B Revolving Loan Commitments shall be increased and (ii) a new Class of Term Loan Commitments in respect of Incremental Tranche C Term Loans (the “Incremental Tranche C Term Loan Commitment”) and a new Class of Incremental Term Loans shall be established, in the case of preceding clauses (i) and (ii), pursuant to Section 2.15 of the Credit Agreement upon the occurrence of the Third Amendment Effective Date (as defined below).

(b)         Each Incremental Revolving Lender hereby severally commits to provide a Revolving Commitment Increase to the Incremental Tranche B Revolving Loan Commitments in the amount set forth opposite its name under the column entitled “Incremental Tranche B Revolver Increase” on Schedule I attached hereto, with each such commitment and increase to be effective as of the Third Amendment Effective Date.  The parties hereby agree that on the Third Amendment Effective Date (after giving effect to this Third Amendment), (1) the total Incremental Tranche B Revolving Loan Commitments shall increase in an aggregate principal amount equal to $75,000,000, (2) the total Revolving Loan Commitments shall increase by the amount of the Incremental Tranche B Revolver Increase and (3) as set forth in Section 7 of this Third Amendment, there shall be an automatic adjustment to the RL Percentage of each Revolving Lender in the aggregate Letter of Credit Exposure and the aggregate Swingline Loan Exposure to reflect the new RL Percentage of each Revolving Lender in the aggregate Letter of Credit Exposure and the aggregate Swingline Loan Exposure resulting from the Incremental Tranche B Revolver Increase.

(c)         Each Incremental Term Lender hereby severally commits to provide a Term Loan Commitment in the form of Incremental Tranche C Term Loan Commitments in the amount set forth opposite its name under the column entitled “Incremental Tranche C Term Loan Commitments” on Schedule I attached hereto, with each such commitment to be effective as of the Third Amendment Effective Date.  The parties hereby agree that on the Third Amendment Effective Date (after giving effect to this Third Amendment), (1) the total Incremental Tranche C

Term Loan Commitments shall be $2,000,000,000, (2) the total Term Loan Commitments shall increase by the commitments of each Incremental Term Lender in respect of the Incremental Tranche C Term Loans effected hereby and (3) the amount of the total Term Loans shall increase by the amount of the Incremental Tranche C Term Loans provided by the Incremental Term Lenders pursuant to this Third Amendment.

SECTION 2.  Amendments to Credit Agreement.

(a)           Effective as of the Third Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i)            The first paragraph of the definition of “Applicable Margin” contained in Section 1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Applicable Margin” shall mean a percentage per annum equal to (i) in the case of Initial Tranche B-1 Term Loans maintained as (A) Base Rate Loans, 2.00% and (B) LIBOR Loans, 3.00%; (ii) in the case of Initial Tranche B-2 Term Loans maintained as (A) Base Rate Loans, 2.00% and (B) LIBOR Loans, 3.00%; (iii) in the case of Incremental Tranche C Term Loans maintained as (A) Base Rate Loans, 3.00% and (B) LIBOR Loans, 4.00%; (iv) initially in the case of Initial Revolving Loans maintained as (A) Base Rate Loans, 1.75% and (B) LIBOR Loans, 2.75%; (v) initially in the case of Incremental Tranche A Revolving Loans maintained as (A) Base Rate Loans, 1.75% and (B) LIBOR Loans, 2.75%, (vi) initially in the case of Incremental Tranche B Revolving Loans maintained as (A) Base Rate Loans, 1.75% and (B) LIBOR Loans, 2.75%, (vii) initially, in the case of Unutilized Revolving Loan Commitments attributable to Initial Revolving Loan Commitments, 0.50%, (viii) initially, in the case of Unutilized Revolving Loan Commitments attributable to Incremental Tranche A Revolving Loan Commitments, the Applicable Margin in respect of Unutilized Revolving Loans attributable to Initial Revolving Loan Commitments at the time of the effectiveness of the Incremental Tranche A Revolving Loan Commitments, (ix) initially, in the case of Unutilized Revolving Loan Commitments attributable to Incremental Tranche B Revolving Loan Commitments, the Applicable Margin in respect of Unutilized Revolving Loans attributable to Initial Revolving Loan Commitments at the time of the effectiveness of the Incremental Tranche B Revolving Loan Commitments and (x) in the case of Swingline Loans, 1.75%.  From and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating an entitlement to a different margin for Initial Revolving Loans, Incremental Tranche A Revolving Loans, Incremental Tranche B Revolving Loans, Swingline Loans, and Unutilized Revolving Loan Commitments, attributable to Initial Revolving Loan Commitments, Incremental Tranche A Revolving Loan Commitments and Incremental Tranche B Revolving Loan Commitments, than that described in the immediately preceding sentence (each, a “Start Date”) to and including the applicable End Date described below, the Applicable Margins for such Initial

Revolving Loans, Incremental Tranche A Revolving Loans, Incremental Tranche B Revolving Loans, Swingline Loans and Unutilized Revolving Loan Commitments, attributable to Initial Revolving Loan Commitments, Incremental Tranche A Revolving Loan Commitments and Incremental Tranche B Revolving Loan Commitments (hereinafter, the “Adjustable Applicable Margins”) shall be those set forth below opposite the Senior Secured Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

Senior Secured Leverage Ratio	Unutilized Revolving Loan Commitment Margin	Initial Revolving Loan Base Rate Margin	Initial Revolving Loan LIBO Rate Margin	Incremental Tranche A Revolving Loan Base Rate Margin	Incremental Tranche A Revolving Loan LIBO Rate Margin	Incremental Tranche B Revolving Loan Base Rate Margin	Incremental Tranche B Revolving Loan LIBO Rate Margin	Swingline Loan Base Rate Margin
Greater than or equal to 2.25:1.00	0.500%	1.75%	2.75%	1.75%	2.75%	1.75%	2.75%	1.75%
Greater than or equal to 1.75:1.00 but less than 2.25:1.00	0.375%	1.50%	2.50%	1.50%	2.50%	1.50%	2.50%	1.50%
Less than 1.75:1.00	0.375%	1.25%	2.25%	1.25%	2.25%	1.25%	2.25%	1.25%”

(ii)           The definition of “Class” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “Incremental Tranche C Term Loans,” immediately after the text “Initial Tranche B-2 Term Loans,” appearing therein.

(iii)          The definition of “Base Rate” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “or Incremental Tranche C Term Loans” immediately after the text “Initial Term Loans” appearing therein.

(iv)          The definition of “Commitment” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “an Incremental Tranche C Term Loan Commitment,” immediately after the text “an Initial Tranche B-2 Term Loan Commitment,” appearing therein.

(v)           The definition of “Credit Agreement Refinancing Indebtedness” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “existing Incremental Tranche C Term Loans,” immediately after the text “Initial Tranche B-2 Term Loans,” appearing therein.

(vi)          The definition of “Latest Maturity Date” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “Incremental Tranche C Term Loans,” immediately after the text “Initial Tranche B-2 Term Loans,” appearing therein.

(vii)         The definition of “LIBO Rate” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “or Incremental Tranche C Term Loans” immediately after the text “Initial Term Loans” appearing therein.

(viii)        The definition of “Maturity Date” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “the Incremental Tranche C Term Loan Maturity Date,” immediately after the text “the Initial Tranche B-2 Term Loan Maturity Date,” appearing therein.

(ix)          The definition of “Repricing Event” contained in Section 1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Repricing Event” shall mean (a) the incurrence by the Borrower of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of the Initial Tranche B-1 Term Loans, the Initial Tranche B-2 Term Loans or the Incremental Tranche C Term Loans into a new tranche of replacement term loans under this Agreement) that is marketed or syndicated to banks and other institutional lenders in financings similar to the facilities provided for in this Agreement, (i) having an Effective Yield that is less than the applicable Effective Yield for the Initial Tranche B-1 Term Loans, the Initial Tranche B-2 Term Loans or the Incremental Tranche C Term Loans, as the case may be, of the respective Type and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole, the outstanding principal of the Initial Tranche B-1 Term Loans, the Initial Tranche B-2 Term Loans or the Incremental Tranche C Term Loans; provided that in no event shall any prepayment or repayment of the Initial Tranche B-1 Term Loans, the Initial Tranche B-2 Term Loans or the Incremental Tranche C Term Loans in connection with a material acquisition or similar material investment permitted pursuant to Section 10.03 hereof, a Change of Control or from the proceeds of a Tranche B-1 Debt Offering constitute a Repricing Event or (b) any effective reduction in the Effective Yield of the Initial Tranche B-1 Term Loans, Initial Tranche B-2 Term Loans or Incremental Tranche C Term Loans (e.g., by way of amendment or waiver).”

(x)           The definition of “Scheduled Initial Tranche B-2 Term Loan Repayment” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “(x)” immediately after the text “5.02(d)” appearing therein.

(xi)          The definition of “Scheduled Initial Tranche B-2 Term Loan Repayment Date” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “(x)” immediately after the text “5.02(d)” appearing therein.

(xii)         The definition of “Term Loans” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “Incremental Tranche C Term Loans, other” immediately after the text “Initial Tranche B-2 Term Loans” appearing therein.

(xiii)        Section 1 of the Credit Agreement is hereby further amended by inserting the following definitions in the appropriate alphabetical order:

“Incremental Tranche C Term Loan Commitment” shall mean, for each Lender party to this Agreement on the Third Amendment Effective Date, the amount set forth opposite such Lender’s name on Schedule 1.01(b) directly below the column entitled “Incremental Tranche C Term Loan Commitment,” as the same may from time to time be (x) reduced or terminated pursuant hereto, (y) increased (but only with the consent of the respective Lender) in accordance with the terms hereof or (z) adjusted as a result of assignments to or from such Lender pursuant hereto.

“Incremental Tranche C Term Loan Maturity Date” shall mean the date that is seven years after the Third Amendment Effective Date.

“Incremental Tranche C Term Loans” shall have the meaning provided in Section 2.01(b)(y).

“Scheduled Incremental Tranche C Term Loan Repayment” shall have the meaning provided in Section 5.02(d)(y).

“Scheduled Incremental Tranche C Term Loan Repayment Date” shall have the meaning provided in Section 5.02(d)(y).

“Third Amendment” shall mean that certain Third Amendment to Credit Agreement, dated as of June 27, 2016, among the Borrower, the Guarantors party thereto, the financial institutions party thereto as Additional Lenders and Lenders, and the Administrative Agent.

“Third Amendment Effective Date” shall mean the first date that all of the conditions precedent in Section 4 of the Third Amendment are satisfied or waived in accordance with Section 4 of the Third Amendment.

“Tranche C Term Lender” shall mean, at any time, any Lender that has a Tranche C Term Loan Commitment or an Incremental Tranche C Term Loan at such time.

“Tranche C Term Loan Commitment” shall mean, as to each Term Lender, its Incremental Tranche C Term Loan Commitment.

(xiv)        Section 2.01(b) of the Credit Agreement is hereby amended by inserting the text “(x)” immediately prior to the first word thereof and inserting the following text immediately prior to the “.” appearing at the end of the first sentence thereof:

“ and (y) subject to and upon the terms and conditions set forth herein, each Lender with an Incremental Tranche C Term Loan Commitment severally agrees to make a term loan or term loans (each, an “Incremental Tranche C Term Loan” and, collectively, the “Incremental Tranche C Term Loans”) to the Borrower, which Incremental Tranche C Term Loans (i) shall be incurred pursuant to a single drawing on the Third Amendment Effective Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Loans; provided that except as otherwise specifically provided in Section 2.10(b), all Incremental Tranche C Term Loans comprising the same Borrowing shall at all times be of the same Type and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the Incremental Tranche C Term Loan Commitment of such Lender on the Third Amendment Effective Date.”

(xv)         Section 2.01(b) of the Credit Agreement is hereby further amended by inserting the text “and Incremental Tranche C Term Loans” immediately after the text “Initial Tranche B-2 Term Loans” in the final sentence appearing therein.

(xvi)        The first sentence of Section 2.03(a) of the Credit Agreement is hereby amended by (x) inserting the text “Incremental Tranche C Term Loans” immediately after the text “Initial Tranche B-2 Term Loans,” appearing in clause (iii) thereof and (y) inserting the text “; provided, further, that the Notice of Borrowing in respect of the Incremental Tranche C Term Loans and any Revolving Loans to be borrowed on the Third Amendment Effective Date may be delivered on the Third Amendment Effective Date” immediately prior to the “.” appearing at the end thereof.

(xvii)       Section 2.07 of the Credit Agreement is hereby amended by (x) inserting the text “Incremental Tranche C Term Loans,” immediately after the text “Initial Tranche B-2 Term Loans,” appearing therein and (y) inserting the text “Incremental Tranche C Term Loan Commitments,” immediately after the text “Initial Tranche B-2 Term Loan Commitments,” appearing therein.

(xviii)      Section 2.15(b) of the Credit Agreement is hereby amended by amending and restating clause (i)(II) of the proviso to clause (z) thereof as follows:

“(II) the Effective Yield for such new tranche of Incremental Term Loans may exceed the Effective Yield then applicable to the Initial Tranche B-2 Term Loans and the Incremental Tranche C Term Loans, provided that, (1) in the case of any

Incremental Amendment providing for such new tranche of Incremental Term Loans to become effective prior to the date that is 18 months after the Closing Date, and which new tranche of Incremental Term Loans is pari passu in right of payment and security to the Initial Tranche B-2 Term Loans, the Effective Yield for the Initial Tranche B-2 Term Loans shall be increased (to the extent necessary) such that the Effective Yield thereof is not less than the Effective Yield of such new tranche of Incremental Term Loans minus 0.50% and (2) in the case of any Incremental Amendment providing for such new tranche of Incremental Term Loans following the date of Third Amendment, and which new tranche of Incremental Term Loans is pari passu in right of payment and security to the Incremental Tranche C Term Loans, the Effective Yield for the Incremental Tranche C Term Loans shall be increased (to the extent necessary) such that the Effective Yield thereof is not less than the Effective Yield of such new tranche of Incremental Term Loans minus 0.50%,”

(xix)        The final sentence of Section 4.01(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“If any Repricing Event in respect of the Incremental Tranche C Term Loans occurs after the Third Amendment Effective Date but prior to the six month anniversary of the Third Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with Incremental Tranche C Term Loans that are subject to such Repricing Event (including any Lender which is replaced pursuant to Section 2.13 as a result of its refusal to consent to an amendment giving rise to such Repricing Event), a fee in an amount equal to 1.00% of the aggregate principal amount of the Incremental Tranche C Term Loans subject to such Repricing Event.  All such fees payable hereunder shall be earned, due and payable upon the date of the occurrence of the respective Repricing Event.”

(xx)         Section 4.03 of the Credit Agreement is hereby amended by inserting the following clause (d) at the end thereof:

“(d)         The total Incremental Tranche C Term Loan Commitment (and the Incremental Tranche C Term Loan Commitment of each Lender) shall terminate in its entirety on the Third Amendment Effective Date (after giving effect to the incurrence of Incremental Tranche C Term Loans on such date).”

(xxi)        Clause (vii) of Section 5.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(vii) each voluntary prepayment of Initial Tranche B-1 Term Loans and Initial Tranche B-2 Term Loans pursuant to this Section 5.01 in connection with a Repricing Event made prior to the twelve month anniversary of the Closing Date and each voluntary prepayment of Incremental Tranche C Term Loans pursuant to this Section 5.01 in connection with a Repricing Event made after the Third Amendment Effective Date but prior to the six month anniversary of the Third

Amendment Effective Date shall, in each case, be subject to the payment of a fee as, and to the extent required by, Section 4.01(f).”

(xxii)       Section 5.02(d) of the Credit Agreement is hereby amended by inserting the text “(x)” immediately prior to the first word thereof and inserting the following text at the end thereof immediately prior to Section 5.02(e):

“and (y) in addition to any other mandatory repayments pursuant to this Section 5.02, (i) on the last day of each of the Borrower’s Fiscal Quarters, commencing with the first full Fiscal Quarter of the Borrower ended after the Third Amendment Effective Date (each such date, together with the Incremental Tranche C Term Loan Maturity Date, a “Scheduled Incremental Tranche C Term Loan Repayment Date”), the Borrower shall be required to repay that principal amount of Incremental Tranche C Term Loans, to the extent then outstanding, in an aggregate amount equal to 0.25% of the aggregate principal Dollar amount of all Incremental Tranche C Term Loans outstanding on the Third Amendment Effective Date and (ii) on the Incremental Tranche C Term Loan Maturity Date, the aggregate principal amount of all Incremental Tranche C Term Loans on such date (each such repayment, as the same may be reduced as provided herein, a “Scheduled Incremental Tranche C Term Loan Repayment”).”

(xxiii)      Section 5.02(h) of the Credit Agreement is hereby amended by inserting the following text immediately after the word “Initial Tranche B-2 Term Loans” appearing at the end thereof:

“and the Incremental Tranche C Term Loans, on a pro rata basis”.

(xxiv)     Section 9.09 of the Credit Agreement is hereby amended by inserting the following clause (c) at the end thereof:

“(c)         All proceeds of the Incremental Tranche C Term Loans will be used to finance the Delta Transactions (as defined in the Third Amendment) and to pay fees, premiums and expenses (including any original issue discount or upfront-fees with respect to the Incremental Tranche C Term Loans and the other Delta Transactions) incurred in connection with the Delta Transactions; provided that any proceeds in excess of those used as contemplated above may be retained by the Borrower and used by it and its Restricted Subsidiaries for the purposes described in preceding clause (b).”

(xxv)      Section 13.10(b) of the Credit Agreement is hereby amended by inserting the text “Incremental Tranche C Term Loans” immediately following the text “Initial Tranche B-2 Term Loans,” appearing in clause (A) at the end thereof.

(b)           Effective as of the Third Amendment Effective Date, Schedule 1.01(b) of the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Annex I hereto.

SECTION 3.  Reference To And Effect Upon The Credit Agreement.

(a)           From and after the Third Amendment Effective Date, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any other Credit Document, shall mean the Credit Agreement as modified hereby, and (ii) this Third Amendment shall constitute a Credit Document for all purposes of the Credit Agreement and the other Credit Documents.

(b)           Each Credit Party, by its signature below, hereby confirms that (i) its Guaranty and each Security Document to which it is a party remains in full force and effect and (ii) its Guaranty and each Security Document to which it is a party covers all Obligations, in each case after giving effect to this Third Amendment.

(c)           This Third Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

SECTION 4.  Effectiveness.

(a)           This Third Amendment shall become effective at such time (the “Third Amendment Effective Date”) when each of the following conditions shall have been satisfied (or waived by the Delta Initial Lenders):

(i)            this Third Amendment shall have been duly executed and delivered by the Borrower, the other Credit Parties, the Revolving Commitment Increase Lenders and the Administrative Agent;

(ii)           prior to, or substantially concurrently with the Third Amendment Effective Date, the Delta Refinancing shall have been (or shall be) consummated;

(iii)          subject to the Limited Conditionality Provision (as defined below), each of the Delta Target Entities, to the extent required to become a Subsidiary Guarantor pursuant to Section 9.10(d) of the Credit Agreement (determined without regard to any grace periods contained therein), shall have executed and delivered to the Delta Lead Arrangers (and/or to the Administrative Agent or the Collateral Trustee (as appropriate)) an Additional Guarantor Accession Agreement (as defined in the Intercreditor Agreement) and a supplement in the form of Exhibit A to the Guarantee and Collateral Agreement and the Delta Lead Arrangers (and/or the Administrative Agent (as appropriate)) shall have received (in each case, subject to the Limited Conditionality Provision):

A.                  (v) customary closing certificates with respect to the Delta Target Entities that become Credit Parties on the Third Amendment Effective Date in form and substance consistent with those delivered on the Second Amendment Effective Date, (w) a good standing certificate (or local equivalent) from the jurisdiction of organization of each Delta Target Entity that becomes a Credit Party on the Third Amendment Effective Date dated as of a recent date, (x) a Notice of Borrowing with respect to the Incremental Tranche C Term Loans and/or Revolving Loans, in each case, that are to be made on the Third Amendment Effective Date (it being agreed that no Notice of Borrowing or notice of repayment shall be required in connection with the borrowings and adjustments set forth in Section 7 hereof), (y) a customary (as determined by the Borrower in consultation with the Delta Lead Arrangers) legal opinion received from White & Case LLP, New York counsel to the Credit Parties, and addressed to the Administrative Agent, the Collateral Trustee and the Incremental Lenders and dated the Third Amendment Effective Date, and (z) the results of UCC, tax and judgment lien searches with respect to each of the Delta Target Entities that become Credit Parties on the Third Amendment Effective Date run in the jurisdiction of formation of each such Delta Target Entity;

B.                  a solvency certificate from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Borrower substantially in the form delivered on the Second Amendment Effective Date; and

C.                  the other documents and instruments required to be delivered pursuant to Section 9.10(d) of the Credit Agreement (without giving regard to the deadlines for delivery set forth therein but subject to the Limited Conditionality Provision) necessary to establish that the Collateral Trustee will have perfected security interests in the Collateral to be acquired on the Third Amendment Effective Date pursuant to the Delta Transactions;

(iv)          substantially concurrently with the effectiveness of the Incremental Tranche B Revolver Increase and the availability of the Incremental Tranche C Term Loans on the Third Amendment Effective Date, the Delta Acquisition shall be consummated in accordance with the terms of the Delta Acquisition Agreement; but without giving effect to any amendments, waivers or consents by the Borrower that are materially adverse to the interests of the Delta Initial Lenders in their respective capacities as such without the consent of the Delta Initial Lenders, such consent not to be unreasonably withheld, delayed or conditioned (it being understood that (a) any decrease in the purchase price shall not be materially adverse to the interests of the Delta Initial Lenders so long as such decrease is allocated to reduce the Incremental Tranche C Term Loans and the Equity Financing (as defined in the Delta Acquisition Agreement) on a dollar-for-dollar basis (it being understood and agreed that any decrease in the purchase price due to purchase price adjustments contemplated in the Acquisition Agreement as in effect on February 24, 2016 shall not (i) be materially adverse to the Delta Initial Lenders or (ii) require any reduction of the Incremental Tranche C Term Loans and the Equity Financing (as defined in the Delta Acquisition Agreement)), (b) any increase in the purchase price shall not be materially adverse to the Delta Initial Lenders so long as such increase is funded by amounts available to the Borrower to fund such increase (it being understood and agreed that any increase in the purchase price due to purchase price adjustments contemplated in the Acquisition Agreement as in effect on February 24, 2016 shall not be materially adverse to the Delta Initial Lenders), (c) the granting of any consent under the Acquisition Agreement that is not materially adverse to the interests of the Delta Initial Lenders shall not otherwise constitute an amendment or waiver) and (d)

any amendment, amendment and restatement of, or other waiver or consent to, the Delta Acquisition Agreement to (i) reflect the Borrower as the sole “Sponsor” thereunder and related changes to reflect the Borrower as providing all of the Equity Financing contemplated (and as defined) therein (with no reduction to the aggregate amount thereof) and/or (ii) reflect the Incremental Tranche B Revolver Increase and the Incremental Tranche C Term Loans as the Debt Financing thereunder, in each case shall not be materially adverse to the Delta Initial Lenders.

(v)           the Delta Acquisition Agreement Representations and the Delta Specified Representations shall be true and correct in all material respects;

(vi)          except as set forth on Schedule 5.7 to the Delta Acquisition Agreement as in effect on February 24, 2016, since December 31, 2015, there has not been any event, change, occurrence or circumstance that has had, or would reasonably be expected to result in, a Delta Acquisition Funding Date Material Adverse Effect;

(vii)                         the Delta Initial Lenders shall have received (a) the audited consolidated balance sheets of the Delta Target, as of and for the years ended December 31, 2013, 2014 and 2015 and the audited consolidated statements of income, cash flows and shareholder’s equity for the twelve-month periods ended December 31, 2013, 2014 and 2015, (b) unaudited consolidated balance sheets and related statements of income and cash flows of the Delta Target for each fiscal quarter (except the fourth fiscal quarter of any fiscal year) commencing with the fiscal quarter ending March 31, 2016 and ended at least 45 days prior to the Third Amendment Effective Date and (c) a pro forma consolidated balance sheet and related pro forma statement of income of the Borrower as of the last day of and for the most recently completed four fiscal quarter period ended at least 45 days prior to the Third Amendment Effective Date for which financial statements were required to be delivered pursuant to preceding clause (b), prepared after giving effect to the Delta Transactions as if the Delta Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income) (it being agreed that the filing by the Borrower with the SEC of the pro forma financial statements contained in the Form 8K filed by the Borrower in connection with the Delta Transactions satisfy this clause (c) for all purposes hereof);

(viii)        all fees required to be paid on the Third Amendment Effective Date and all expenses required to be paid on the Third Amendment Effective Date, in each case, in connection with the effectiveness of the Incremental Tranche B Revolver Increase and the incurrence of the Incremental Tranche C Term Loans and, in the case of expenses, to the extent invoiced at least two Business Days prior to the Third Amendment Effective Date, shall have been paid;

(ix)          the Delta Lead Arrangers (and/or the Administrative Agent (as applicable)) shall have received at least three business days prior to the Third Amendment Effective Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, that has been reasonably requested by the Delta Initial Lenders at least ten days in advance of the Third Amendment Effective Date; and

(x)           the conditions precedent to the incurrence of the Incremental Tranche B Revolver Increase and the Incremental Tranche C Term Loans set forth in Section 2.15(a) (v) of the Credit Agreement shall have been satisfied (provided that, for the avoidance of doubt, it is understood and agreed by the parties to this Third Amendment that the conditions applicable to the incurrence of the Incremental Tranche C Term Loans or the effectiveness of the Incremental Tranche C Revolver Increase set forth in clauses (ii) and (iv) of Section 2.15(a) of the Credit Agreement (and clause (v) of such Section as it relates to such clauses (ii) and (iv)) shall not be conditions to the occurrence of the Third Amendment Effective Date or to the incurrence of the Incremental Tranche C Loans or the effectiveness of the Incremental Tranche C Revolver Increase).

(b)           Notwithstanding anything in this Third Amendment or any letter agreement or other undertaking concerning the financing of the transactions contemplated by this Third Amendment to the contrary, (i) the terms of the documentation entered into in connection with the establishment of the Incremental Tranche B Revolver Increase and the incurrence of the Incremental Tranche C Term Loans on the Third Amendment Effective Date shall be in a form such that they do not impair the availability of the Incremental Tranche B Revolver Increase or the Incremental Tranche C Term Loans on the Third Amendment Effective Date if the conditions set forth in Section 4(a) hereof are satisfied or waived by the Delta Initial Lenders (and, if applicable, waived in accordance with the terms of the Credit Agreement), it being understood that, (1) to the extent any lien search or Collateral (including the creation or perfection of any security interest) is not or cannot be provided on the Third Amendment Effective Date (other than (x) a lien on Collateral that may be perfected solely by the filing of a financing statement under the UCC and (y) a pledge of the equity interests in the Delta Target Entities directly acquired by the Borrower on the Third Amendment Effective Date and constituting Collateral required to be pledged under the Credit Agreement with respect to which a lien may be perfected by the delivery of a stock (or equivalent) certificate) after the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision and/or perfection of such lien search or Collateral shall not constitute a condition precedent to the availability of the Incremental Tranche B Revolver Increase or to the availability and initial funding of the Incremental Tranche C Term Loans on the Third Amendment Effective Date but may instead be delivered and/or perfected within 60 days (or, with respect to any Mortgage, 90 days) (or, in each case, such longer period as the Collateral Trustee may agree in its reasonable discretion) after the Third Amendment Effective Date pursuant to arrangements consistent with the requirements of Section 9.10 of the Credit Agreement and (2) without limitation of clause (1), with respect to guarantees and security to be provided by the Delta Target Entities as set forth in Section 4(a)(iii) that are required to become Subsidiary Guarantors, if such guarantees and security cannot be provided as a condition precedent because the directors or managers of such entities have not authorized such guarantees and security and the elections of new directors or managers to authorize such guarantees and security has not taken place prior to the Third Amendment Effective Date (such guarantees and security, “Duly Authorized Guarantees and Security” and any such entity subject to such limitation referenced to in this clause (2), each, a “Deferred Loan Party”), such elections shall take place, such authorizations shall be provided and such Duly

Authorized Guarantees and Security (and the documentation required to be delivered by such Deferred Loan Parties pursuant to Section 4(a)(iii)) shall be provided no later than 11:59 p.m. (New York City time) on the Third Amendment Effective Date, and (ii) the only conditions (express or implied) to the availability of the Incremental Tranche B Revolver Increase or to the availability and initial funding of the Incremental Tranche C Term Loans on the Third Amendment Effective Date are those expressly set forth in Section 4(a) hereof, and such conditions shall be subject in all respects to the provisions of this Section 4(b).  This paragraph and the provisions contained herein are referred to in this Third Amendment as the “Limited Conditionality Provision”.

SECTION 5.  Definitions. As used in this Third Amendment, the following terms have the meaning specified below:

“Delta Acquisition” means the purchase by the Borrower, directly or indirectly, of one hundred percent (100%) of the voting equity interests of the Delta Target.

“Delta Acquisition Agreement” means the Stock Purchase Agreement, dated February 24, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof, together with all schedules and exhibits thereto), among inter alia, Atlas Power Finance, LLC, an indirect domestic Subsidiary of the Borrower, and International Power, S.A., whereby the Borrower, indirectly, will consummate the Delta Acquisition.

“Delta Acquisition Agreement Representations” means such of the representations made by or on behalf of the Delta Target Entities in the Delta Acquisition Agreement as are material to the interests of the Delta Initial Lenders, but only to the extent that the Borrower or the Borrower’s applicable Affiliate has the right to terminate its obligations under the Delta Acquisition Agreement or refuse to consummate the Delta Acquisition as a result of a breach of such representations in the Delta Acquisition Agreement.

“Delta Acquisition Funding Date Material Adverse Effect” a Material Adverse Effect (as defined in the Delta Acquisition Agreement as in effect on February 24, 2016).

“Delta Initial Lenders” means Morgan Stanley Senior Funding, Inc, BNP Paribas, Crédit Agricole Corporate and Investment Bank, and SunTrust Bank, in their capacity as Incremental Lenders on the Third Amendment Effective Date.

“Delta Lead Arrangers” means Morgan Stanley Senior Funding, Inc., Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Royal Bank of Canada and The Bank of Tokyo-Mitsubishi UFJ, Ltd., BNP Paribas Securities Corp, Crédit Agricole Corporate and Investment Bank, and SunTrust Robinson Humphrey, Inc., in their capacities as joint lead arrangers and joint bookrunners for the Incremental Tranche C Term Loans.

“Delta Refinancing” means the repayment, redemption, defeasance, discharged, refinancing or termination (including by way of provision of the irrevocable notice for the repayment or redemption thereof) of existing third party debt for borrowed money of the Target

Entities and all security and guarantees in respect thereof released and discharged except to the extent permitted to remain outstanding pursuant to the terms of the Delta Acquisition Agreement

“Delta Specified Representations” means the representations and warranties set forth in the Credit Agreement made with respect to the Borrower and the Guarantors relating to: organizational existence; organizational power and authority (as it relates to due authorization, execution and delivery of this Third Amendment); due authorization, execution and delivery of this Third Amendment, and enforceability, in each case, as it relates to entering into and performance under this Third Amendment; solvency on the Third Amendment Effective Date (after giving effect to the Delta Transactions) of the Borrower and its subsidiaries taken as a whole; no conflicts of this Third Amendment with charter documents; Federal Reserve margin regulations; the Investment Company Act; the PATRIOT Act; OFAC; FCPA; and, subject to the Limited Conditionality Provision, the validity and perfection of security interests with respect to the Collateral to be acquired on the Third Amendment Effective Date pursuant to the Delta Transactions (subject to security interests and liens permitted under the Credit Agreement).

“Delta Target” means GDF Suez Energy North America, Inc.

“Delta Target Entities” means collectively, GDF Suez Energy North America, Inc. and its subsidiaries to be acquired pursuant to the Delta Acquisition Agreement.

“Delta Transactions” means, collectively: (1) the Delta Acquisition, (2) the Borrower obtaining the Incremental Tranche B Revolver Increase, (3) the Borrower obtaining the Incremental Tranche C Term Loans, (4) the Delta Refinancing and (5) the payment of fees, premiums, expenses and other transaction costs incurred in connection with the foregoing, including to fund any original issue discount and upfront fees (the “Transaction Costs”).

“Dynegy Finance IV” means, Dynegy Finance IV, Inc., a Wholly-Owned Domestic Subsidiary of the Borrower that is an Unrestricted Subsidiary.

“Dynegy Finance IV Credit Agreement” means the Term Loan Credit Agreement, dated as of June 27, 2016, among Dynegy Finance IV, the lenders party thereto from time to time, and Morgan Stanley Senior Funding, Inc., as administrative agent, as amended, restated, amended and restated, refinanced and/or replaced from time to time.

“Dynegy Finance IV Credit Documents” means, collectively, the Dynegy Finance IV Credit Agreement and the Dynegy Finance IV Escrow Agreement.

“Dynegy Finance IV Escrow Agreement” means the Escrow Agreement, dated as of June 27, 2016, among Dynegy Finance IV, the Morgan Stanley Senior Funding, Inc., as administrative agent and Wilmington Trust, National Association, as escrow agent, as amended, restated, amended and restated, refinanced and/or replaced from time to time.

SECTION 6.  Conversion and Deemed Issuance.        It is understood and agreed by the parties to this Third Amendment that, notwithstanding anything to the contrary contained herein or in any other Credit Document, upon the Third Amendment Effective Date, (w) the outstanding principal amount of Term Loans outstanding pursuant to and as defined in the

Dynegy Finance IV Credit Agreement (i.e., the original principal amount of such Term Loans less all voluntary and mandatory prepayments previously made with respect thereto pursuant to Sections 5.01 and 5.02 of the Dynegy Finance IV Credit Agreement) that are released from escrow to or at the direction of the Borrower or Dynegy Finance IV pursuant to the terms of the Dynegy Finance IV Credit Documents shall be automatically converted into Incremental Tranche C Term Loans, which shall be deemed issued under, and outstanding pursuant to, this Third Amendment and the Credit Agreement (the “Conversion and Deemed Issuance”); such released and converted loans, the “Converted Loans”), (x) upon the Conversion and Deemed Issuance the lenders of the Converted Loans shall be deemed to be Incremental Tranche C Term Lenders for all purposes hereunder and under the Credit Agreement, (y) upon the Conversion and Deemed Issuance, all accrued but unpaid interest in respect of the Converted Loans shall continue to accrue and shall become payable, as set forth in Section 2.08(d) of the Credit Agreement  and (z) the Conversion and Deemed Issuance of the Converted Loans shall satisfy the obligations of the Tranche C Term Lenders to make Incremental Tranche C Term Loans to the Borrower on the Third Amendment Effective Date pursuant to the terms hereof in an amount equal to (but not in excess of) the aggregate principal amount of such Converted Loans.

SECTION 7.  Loan Adjustments.    In accordance with Section 2.15(h) of the Credit Agreement, upon the incurrence of the Incremental Tranche B Revolver Increase, (x) each RL Lender immediately prior to such incurrence will automatically and without further act be deemed to have assigned to each Incremental Revolving Lender, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such RL Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans held by each RL Lender (including each such Incremental Revolving Lender) will equal the percentage of the aggregate Revolving Loan Commitments of all RL Lenders represented by such RL Lender’s Revolving Loan Commitment and (y) if, on the Third Amendment Effective Date, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of the Incremental Tranche B Revolver Increase be prepaid from the proceeds of Revolving Loans made under the Credit Agreement (reflecting such increase in Revolving Loan Commitments pursuant to the Incremental Tranche B Revolver Increase), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender pursuant to such prepayment in accordance with Section 2.11 of the Credit Agreement.

SECTION 8.  Waiver.        Except as explicitly set forth in Section 4 of this Third Amendment, each Additional Lender and Lender party hereto agrees, solely with respect to the occurrence of the Third Amendment Effective Date and the Credit Events to occur on the Third Amendment Effective Date (including the incurrence of the Incremental Tranche C Term Loans and the incurrence of the Incremental Tranche B Revolver Increase), (x) to waive any conditions precedent to the incurrence of the Incremental Tranche C Term Loans and the Incremental Tranche B Revolver Increase set forth in Section 7 of the Credit Agreement, (y) for the avoidance of doubt, the conditions applicable to the incurrence of the Incremental Tranche C Term Loans and the effectiveness of the Incremental Tranche C Revolver Increase set forth in clauses (ii) and (iv) of Section 2.15(a) of the Credit Agreement (and clause (v) of such Section as it relates to such clauses (ii) and (iv)) shall not be conditions to the occurrence of the Third Amendment Effective Date and (z) the funding of the Incremental Tranche C Term Loans may be effected through the release of escrowed funds incurred by Dynegy Finance IV (pursuant to the Dynegy Finance IV Credit Documents) for such purpose and disbursed to, or at the direction of, the Borrower and/or Dynegy Finance IV, which disbursement may be deemed to be the funding of the Incremental Tranche C Term Loans (including by way of the conversion of loans described in Section 6 hereof and in the Dynegy Finance IV Credit Agreement).

SECTION 9.  Counterparts, Etc.     This Third Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Third Amendment by delivering by facsimile or other electronic transmission a signature page of this Third Amendment signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature.  Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute part of this Third Amendment for any other purpose.

SECTION 10.  Termination.            In the event that the Third Amendment Effective Date does not occur on or before 11:59 p.m., New York City time, on the earliest of (a) the Termination Date (as defined in the Delta Acquisition Agreement as in effect on February 24, 2016, without regard to any extensions provided for therein) if the Delta Acquisition shall not have occurred on or prior to such date, (b) the date of the termination of the Delta Acquisition Agreement by the Borrower or its respective Subsidiaries or with the written consent of the Borrower or its respective Subsidiaries, in each case prior to the closing of the Delta Acquisition and (c) the date of the closing of the Delta Acquisition without the use of the Incremental Tranche C Term Loans, then this Third Amendment shall automatically terminate unless the Borrower and the initial Incremental Lenders shall, in their sole discretion, agree to an extension.  Each party hereto, on behalf of itself and its applicable affiliates, agrees that, in the event the Atlas Commitment Letter (as defined in the Engagement Letter relating to this Third Amendment) has not been terminated by the Borrower (or its applicable affiliate) on or prior to July 31, 2016, this Third Amendment shall automatically terminate and be of no further force and effect.

SECTION 11.  Governing Law. This Third Amendment and the rights and obligations of the parties under this Third Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York; provided, that (a) the interpretation of the definition of “Delta Acquisition Funding Date Material Adverse Effect” (and whether or not a Delta Acquisition Funding Date Material Adverse Effect has occurred), (b) the determination of the accuracy of any Delta Acquisition Agreement Representation and whether as a result of any inaccuracy thereof the Borrower or its applicable Affiliate has the right to terminate its obligations under the Delta Acquisition Agreement or refuse to consummate the Delta Acquisition and (c) the determination of whether the Delta Acquisition has been consummated in accordance with the terms of the Delta Acquisition Agreement and, in any case, claims or disputes arising out of any such interpretation or determination or any aspect thereof, in each case, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  Each of the parties hereto irrevocably agrees to waive all right to trial by jury in any suit, action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of this Third Amendment.

SECTION 12.  Jurisdiction. Each of the parties hereto irrevocably and unconditionally (a) submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City of New York (or any appellate court therefrom) over any suit, action or proceeding arising out of or relating to this Third Amendment, the transactions contemplated hereby or the performance of services hereunder and agrees that all claims in respect of any such suit, action or proceeding shall be heard and determined in such New York state, or to the extent permitted thereby, such federal court sitting in the Borough of Manhattan in the City of New York (or any appellate court therefrom) and (b) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit or the judgment or in any other matter provided by law.  You and we agree that service of any process, summons, notice or document by registered mail addressed to such person shall be effective service of process against such person for any suit, action or proceeding brought in any such court.  Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  Upon the Third Amendment Effective Date, the provisions of this Section 12 shall be replaced with the corresponding provisions under the Credit Agreement.

SECTION 13.  Direction; Administrative Agent. The Incremental Lenders party hereto hereby direct the Administrative Agent to execute and deliver this Third Amendment.  Notwithstanding anything herein to the contrary, it is understood and agreed by the parties hereto that (i) the protections afforded to the Administrative Agent in Section 12.05 of the Credit Agreement shall extend to any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order, electronic mail message, telephone message or other electronic medium signed, or other document or conversation or other information sent or made by Administrative Agent (under and as defined in the Dynegy Finance IV Credit Document, the “Escrow Loans Administrative Agent”) in connection with any Conversion and Deemed Issuance of the Converted Loans (including, without limitation, with respect to the aggregate principal amount of the Converted Loans (or any portion thereof) outstanding on the Third Amendment Effective Date, the identity and administrative details of the lenders with respect to the Converted Loans outstanding on the Third Amendment Effective Date and the amount of any accrued and unpaid interest, fees or other amounts with respect thereto on the Third Amendment Effective Date) and (ii) the Administrative Agent may deem and treat each lender of Converted Loans specified in the register delivered to it by the Escrow Loans Administrative Agent in connection with the Converted Loans with respect to any amount owing under the Dynegy Finance IV Credit Agreement as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with, or delivered to, the Administrative Agent.  The provisions set forth in this Section 13 may not be amended, waived or otherwise modified without the written consent of the Administrative Agent.

[Signature Pages to follow]

IN WITNESS WHEREOF, this Third Amendment has been executed by the parties hereto as of the date first written above.

DYNEGY INC.

By:	/s/ Siddharth Manjeshwar
	Name:	Siddharth Manjeshwar
	Title:	Vice President and Treasurer

Signature Page to Third Amendment to Dynegy Credit Agreement

BLUE RIDGE GENERATION LLC
CASCO BAY ENERGY COMPANY, LLC
DYNEGY COAL HOLDCO, LLC
DYNEGY COAL INVESTMENTS HOLDINGS, LLC
DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.
DYNEGY ENERGY SERVICES, LLC
DYNEGY ENERGY SERVICES (EAST), LLC
DYNEGY EQUIPMENT, LLC
DYNEGY GAS HOLDCO, LLC
DYNEGY GAS IMPORTS, LLC
DYNEGY GAS INVESTMENTS, LLC
DYNEGY GAS INVESTMENTS HOLDINGS, LLC
DYNEGY GASCO HOLDINGS, LLC
DYNEGY KENDALL ENERGY, LLC
DYNEGY MARKETING AND TRADE, LLC
DYNEGY MIDWEST GENERATION, LLC
DYNEGY MORRO BAY, LLC
DYNEGY MOSS LANDING, LLC
DYNEGY OAKLAND, LLC
DYNEGY POWER, LLC
DYNEGY POWER MARKETING, LLC
DYNEGY SOUTH BAY, LLC
HAVANA DOCK ENTERPRISES, LLC
ONTELAUNEE POWER OPERATING COMPANY, LLC
SITHE/INDEPENDENCE LLC

By:	/s/ Siddharth Manjeshwar
Name:	Siddharth Manjeshwar
Title:	Vice President and Treasurer

BLACK MOUNTAIN COGEN, INC.
DYNEGY ADMINISTRATIVE SERVICES COMPANY
DYNEGY GLOBAL LIQUIDS, INC.
DYNEGY OPERATING COMPANY
DYNEGY POWER GENERATION INC.
ILLINOVA CORPORATION
SITHE ENERGIES, INC.

By:	/s/ Siddharth Manjeshwar
Name:	Siddharth Manjeshwar
Title:	Vice President and Treasurer

Signature Page to Third Amendment to Dynegy Credit Agreement

MASSPOWER, a Massachusetts general partnership

By: Masspower Partners II, LLC, its Managing Partner

By:	/s/ Siddharth Manjeshwar
Name:	Siddharth Manjeshwar
Title:	Vice President and Treasurer

DIGHTON POWER, LLC
DYNEGY RESOURCE II, LLC
DYNEGY RESOURCE III, LLC
DYNEGY RESOURCE HOLDINGS, LLC
DYNEGY RESOURCES GENERATING HOLDCO, LLC
DYNEGY RESOURCES HOLDCO I, LLC
DYNEGY RESOURCES HOLDCO II, LLC
DYNEGY RESOURCES MANAGEMENT, LLC
ELWOOD ENERGY HOLDINGS, LLC
ELWOOD ENERGY HOLDINGS II, LLC
ELWOOD EXPANSION HOLDINGS, LLC
ELWOOD SERVICES COMPANY, LLC
EQUIPOWER RESOURCES CORP.
KINCAID ENERGY SERVICES COMPANY, LLC
KINCAID GENERATION, L.L.C.
KINCAID HOLDINGS, LLC
LAKE ROAD GENERATING COMPANY, LLC
LIBERTY ELECTRIC POWER, LLC
MASSPOWER HOLDCO, LLC
MASSPOWER PARTNERS I, LLC
MASSPOWER PARTNERS II, LLC
MILFORD POWER COMPANY, LLC
RICHLAND GENERATION EXPANSION, LLC
RICHLAND-STRYKER GENERATION LLC
RSG POWER, LLC
TOMCAT POWER, LLC

By:	/s/ Siddharth Manjeshwar
Name:	Siddharth Manjeshwar
Title:	Vice President and Treasurer

DYNEGY COAL GENERATION, LLC
DYNEGY COMMERCIAL ASSET MANAGEMENT, LLC
DYNEGY CONESVILLE, LLC
DYNEGY DICKS CREEK, LLC

Signature Page to Third Amendment to Dynegy Credit Agreement

DYNEGY FAYETTE II, LLC
DYNEGY GAS GENERATION, LLC
DYNEGY GENERATION HOLDCO, LLC
DYNEGY HANGING ROCK II, LLC
DYNEGY KILLEN, LLC
DYNEGY LEE II, LLC
DYNEGY MIAMI FORT, LLC
DYNEGY RESOURCE I, LLC
DYNEGY STUART, LLC
DYNEGY WASHINGTON II, LLC
DYNEGY ZIMMER, LLC

By:	/s/ Siddharth Manjeshwar
	Name:	Siddharth Manjeshwar
	Title:	Vice President and Treasurer

Signature Page to Third Amendment to Dynegy Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the Administrative Agent

By:	/s/ Bill O’Daly
	Name:	Bill O’Daly
	Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
	Name:	D. Andrew Maletta
	Title:	Authorized Signatory

Signature Page to Third Amendment to Dynegy Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as an Incremental Term Lender

By:	/s/ William Graham
	Name:	William Graham
	Title:	Managing Director

Signature Page to Third Amendment to Dynegy Credit Agreement

BNP PARIBAS, as an Incremental Revolving Lender

By:	/s/ Denis O’Meara
	Name:	Denis O’Meara
	Title:	Managing Director

By:	/s/ Karima Omar
	Name:	Karima Omar
	Title:	Vice President

Signature Page to Third Amendment to Dynegy Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as an Incremental Revolving Lender

By:	/s/ Dixon Schultz
	Name:	Dixon Schultz
	Title:	Managing Director

By:	/s/ Nimisha Srivastav
	Name:	Nimisha Srivastav
	Title:	Director

Signature Page to Third Amendment to Dynegy Credit Agreement

SUNTRUST BANK, as an Incremental Revolving Lender

By:	/s/ Nina Johnson
	Name:	Nina Johnson
	Title:	Director

Signature Page to Third Amendment to Dynegy Credit Agreement

SCHEDULE I

Incremental Lenders

Incremental Lender	Incremental Tranche B Revolver Increase	Incremental Tranche C Term Loan Commitment
Morgan Stanley Senior Funding, Inc.	—	$2,000,000,000
BNP Paribas	$25,000,000	—
Credit Agricole Corporate and Investment Bank	$25,000,000	—
SunTrust Bank	$25,000,000	—
Total	$75,000,000	$2,000,000,000

ANNEX I

Schedule 1.01(b) to Credit Agreement

Lender	Initial Revolving Loan Commitment	Letter of Credit Commitment	Initial Tranche B-1 Term Loan Commitment	Initial Tranche B-2 Term Loan Commitment	Incremental Tranche A Revolving Loan Commitment	Incremental Tranche B Revolving Loan Commitment	Incremental Tranche C Term Loan Commitment
Credit Suisse AG, Cayman Islands Branch	$50,000,000	$261,000,000.00	$500,000,000.00	$800,000,000.00	$33,780,000	$57,890,000	—
Morgan Stanley Bank, N.A.	$50,000,000	$285,476,500.00	—	—	—	—	—
Morgan Stanley Senior Funding, Inc.	—	—	—	—	$33,780,000	$57,890,000	$2,000,000,000
Barclays Bank PLC	$50,000,000	$175,000,000.00	—	—	$33,770,000	$57,890,000	—
Deutsche Bank AG New York Branch	$50,000,000	—	—	—	$27,630,000	$47,370,000	—
Goldman Sachs Bank USA	$50,000,000	—	—	—	—	—	—
JPMorgan Chase Bank, N.A.	$50,000,000	—	—	—	$27,630,000	$47,370,000	—
Bank of America, N.A.	$50,000,000	—	—	—	$27,630,000	$47,370,000	—
Royal Bank of Canada	$50,000,000	$275,000,000.00	—	—	$27,630,000	$47,370,000	—
UBS AG, Stamford Branch	$30,000,000	$77,500,000.00	—	—	$27,630,000	$47,370,000	—
MUFG Union Bank, N.A.	$25,000,000	—	—	—	$27,630,000	$22,370,000	—
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	—	—	—	—	—	$25,000,000	—
Wells Fargo Principal Lending	$10,000,000	—	—	—	—	—	—
Black Diamond CLO 2006-1 (Cayman) Ltd.	$5,000,000	—	—	—	—	—	—
Black Diamond CLO 2012-1 Ltd.	$5,000,000	—	—	—	—	—	—
Credit Agricole Corporate and Investment Bank	—	—	—	—	$27,630,000	$72,370,000	—
SunTrust Bank	—	—	—	—	$27,630,000	$72,370,000	—
BNP Paribas	—	—	—	—	$27,630,000	$72,370,000	—
Total	$475,000,000.00	—	$500,000,000.00	$800,000,000.00	$350,000,000	$675,000,000.00	$2,000,000,000